EXHIBIT 99.1

United-Guardian Appoints New Marketing Director

HAUPPAUGE, N.Y., May 21, 2024 (GLOBE NEWSWIRE) -- United-Guardian, Inc. (NASDAQ:UG), a manufacturer of cosmetic ingredients, pharmaceuticals, medical lubricants, and sexual wellness ingredients, announced today that the company has hired Denise Costrini as the company’s marketing director. Ms. Costrini has more than 25 years of experience in the personal care and specialty chemicals industries, and has a Bachelor of Science degree in Industrial and Operations Engineering. She has extensive experience marketing personal care products, as well as expertise in strategic market planning and new product commercialization.

Donna Vigilante, President of United-Guardian, stated, “We are very excited to welcome Denise to our team at United-Guardian. She brings a fresh perspective to our product lines, as well as knowledge and insight from her long experience in the personal care industry. Her strong background in market assessment, brand positioning, and new business development will increase our knowledge of the personal care market and open up new marketing opportunities. She will be working closely with our marketing partners to expand the market penetration of our products and grow our international presence, especially in markets where we see significant opportunity for growth. We are confident that Denise’s experience will enable us to further develop our position as a key supplier of innovative products to the personal care industry.”

Contact:	Donna Vigilante
(631) 273-0900
dvigilante@u-g.com

NOTE: This press release contains both historical and "forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements about the company’s expectations or beliefs concerning future events, such as financial performance, business prospects, and similar matters, are being made in reliance upon the “safe harbor” provisions of that Act. Such statements are subject to a variety of factors that could cause our actual results or performance to differ materially from the anticipated results or performance expressed or implied by such forward-looking statements. For further information about the risks and uncertainties that may affect the company’s business please refer to the company's reports and filings with the Securities and Exchange Commission.